UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2021

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40545	41-1983744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Address of principal executive offices) (Zip Code)

(763) 416-2840

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CVRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On July 1, 2021, CVRx, Inc. (the “Company”) filed its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering (the “IPO”). The Company’s board of directors and stockholders previously approved the Amended and Restated Certificate, which become effective on July 2, 2021.

The Amended and Restated Certificate amends and restates the Company’s Twelfth Amended and Restated Certificate of Incorporation, as amended, in its entirety to, among other things: (i) authorize 200,000,000 shares of common stock; (ii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more classes or series; (iii) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (iv) designate the Court of Chancery of the State of Delaware to be the exclusive forum for certain actions, including, but not limited to, derivative actions or proceedings brought on behalf of the Company under state law, actions asserting claims for or based on a breach of a fiduciary duty or actions asserting a claim against us that is governed by the internal affairs doctrine; and (v) provide that the U.S. federal district courts will be the exclusive forum for the resolution of any complaint asserting a cause of action against us arising under the Securities Act of 1933, as amended.

The foregoing description of the amendments made by the Amended and Restated Certificate is qualified by reference to the Amended and Restated Certificate, a copy of which is attached hereto as Exhibit 3.1.

Amended and Restated By-Laws

On July 2, 2021, in connection with the closing of the IPO, the Company’s Amended and Restated By-Laws (the “Amended and Restated By-Laws”), which were previously approved by the Company’s board of directors and stockholders, became effective. The Amended and Restated By-Laws amend and restate the Company’s Amended and Restated Bylaws, as amended, in their entirety to, among other things: (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform to the amended provisions of the Amended and Restated Certificate.

The foregoing description of the amendments made in the Amended and Restated By-Laws is qualified by reference to the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2.

Item 8.01. Other Events.

On July 2, 2021, the Company completed its IPO of 8,050,000 shares of its common stock at a public offering price of $18.00 per share, which includes 1,050,000 shares of common stock issued upon the exercise in full by the underwriters of their option to purchase additional shares, for total gross proceeds from the IPO, before deducting the underwriting discount and other offering expenses payable by the Company, of approximately $144.9 million.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of CVRx, Inc.
3.2	Amended and Restated By-Laws of CVRx, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVRx, Inc.

Date: July 7, 2021	By:	/s/ Nadim Yared
Name: Nadim Yared
Its: President and Chief Executive Officer